EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Closes Oversubscribed

Private Placement Financing

Coeur d’Alene, Idaho – December 13, 2018 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) announced that it has received final approval from the TSX Venture Exchange for its private placement and has closed its previously announced non-brokered private placement (the “Offering”).  The Offering, which was initially announced on October 23, 2018, consists of up to 6,250,000 units (the “Units”) at a price of US$0.08 per Unit for a total of US$500,000, with an over-allotment option to increase the Offering by up to 20%.

In connection with the closing of the final tranche of the Offering, the Company has issued 1,208,521 Units for gross consideration of US$96,681.68.  In aggregate, under the two tranches of the over-subscribed Offering, the Company has issued a total of 7,500,000 Units for total consideration of US$600,000.  The Company intends to use the net proceeds of the Offering for working capital, exploration costs associated with property maintenance.

Each Unit in the Offering consists of one share of common stock of the Company and one common share purchase warrant (each a “Warrant”, and together the “Securities”), with each Warrant exercisable to acquire an additional share of common stock of the Company at a price of US$0.14 per share until the Warrant expiration date of October 29, 2021.  No finder’s fees or commissions were paid in relation to the Offering.

The Offering is being completed under Rule 506(b) of Regulation D promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”) solely to persons who qualify as accredited investors and in accordance with applicable United States securities laws.

One insider of the Company participated in the Offering and subscribed for 250,000 Units. Participation by the one insider constitutes a related party transaction as defined under Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions (“MI 61-101”). The issuance of Securities to the related party is exempt from the formal valuation requirements of Section 5.4 of MI 61-101 pursuant to Subsection 5.5(b) of MI 61-101 and exempt from the minority shareholder approval requirements of Section 5.6 of MI 61-101 pursuant to Subsection 5.7(b) of MI 61-101. The Company did not file a material change report 21 days prior to the closing of the Offering as the details of the participation of insiders of the Company had not been confirmed at that time.

The Securities offered in the Offering have not been registered under the Securities Act or the securities laws of any state of the United States and may not be offered or sold in the United States absent such registration or an applicable exemption from such registration requirements.  This press release does not constitute an offer to sell or a solicitation of an offer to buy Securities nor shall there be any sale of the Securities referenced herein in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. The Securities referenced herein have not been approved or disapproved by any regulatory authority.  The Securities are subject to legal restrictions on transfer and resale and investors should not assume they will be able to resell their Securities. Investing in the Securities involves risk, and investors should be able to bear the loss of their investment.

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada. These include its 23 square-mile Eureka property, comprising the Lookout Mountain, Windfall, and Oswego projects which lie along three separate structural stratigraphic trends defined by distinct geochemical gold anomalies, as well as being operator of both the Paiute joint venture project with a subsidiary of Barrick Gold, and the Elder Creek joint venture with McEwen Mining.  All of these properties lie on the prolific Battle Mountain-Eureka gold trend.  Timberline also owns the Seven Troughs property in Northern Nevada, which is one of the state's highest-grade former producers.   Timberline has increased its owned and controlled mineral rights in Nevada to over 43 square miles (27,500 acres).  Detailed maps and NI 43-101 estimated resource information for the Eureka property, and NI 43-101 Technical Reports for the Elder Creek and Paiute Projects may be viewed at http://timberlineresources.co/.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Steven Osterberg, Ph.D., P.G., Timberline’s President and Chief Executive Officer, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended use of proceeds, exercise of warrants, finder’s fees or consulting fees payable, advancement of Timberline’s projects, exploration potential, and the size of the Company’s owned and controlled mineral rights.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business resulting in changes in the use of proceeds, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2017.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com

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